                                                                      EXHIBIT 99

[LOGO OF PSEG] Investor News                                            NYSE:PEG

For further information, contact:
   o Brian Smith, Director, Investor Relations               Phone: 973-430-6564
   o Sue Carson, Director, Financial Communications          Phone: 973-430-6565
   o Greg McLaughlin, Sr. Investor Relations Analyst         Phone: 973-430-6568
--------------------------------------------------------------------------------

                                                                   July 30, 2004

                     PSEG ANNOUNCES SECOND QUARTER EARNINGS:
                       50 CENTS PER SHARE OF COMMON STOCK
                           FROM CONTINUING OPERATIONS

  Results Reflect Unplanned Replacement Power, Congestion and Maintenance Costs
               At PSEG Power's Nuclear and Fossil Generating Units

                       Additional Expenses Emphasize Focus
                On Improving Operations For Long-Term Reliability

           2004 Earnings Guidance Revised to $3.15 to $3.35 per share
                           From Continuing Operations

     Public Service Enterprise Group (PSEG) announced today (July 30) that earnings from continuing operations for the second quarter of 2004 were $119 million or 50 cents per share of common stock, based on 238 million average shares outstanding. These results exclude a gain of $5 million or 2 cents per share from discontinued operations at PSEG Global. Including this item, PSEG's reported earnings for the quarter were $124 million or 52 cents per share.

     Comparatively, PSEG's earnings from continuing operations for the second quarter of 2003 were $156 million or 69 cents per share of common stock, based on 227 million average shares outstanding. These results exclude two below-the-line items. The first is an extraordinary charge of $18 million or 8 cents per share related to the conclusion of Public Service Electric and Gas Company's (PSE&G) last electric base rate case. The second item is a loss of 5 million or 2 cents per share related to discontinued operations at PSEG Energy Technologies and PSEG Global. Including these items, PSEG's reported earnings for the quarter were $133 million or 59 cents per share.

     For the six months through June 30, 2004, PSEG produced earnings from continuing operations of $390 million or $1.64 per share, based on 238 million average shares outstanding. These results exclude a gain of $5 million or 2 cents per share from discontinued operations at PSEG Global. Including this item, PSEG's reported earnings for the first half of the year were $395 million or $1.66 per share.

     For the comparable six-month period in 2003, earnings from continuing operations were $480 million or $2.12 per share, based on 226 million average shares outstanding. These results exclude a net benefit of $334 million or $1.48 per share related to the adoption of a new accounting standard for fossil and nuclear decommissioning, the effect of an extraordinary charge due to the finalization of PSE&G's electric base rate case and discontinued operations at PSEG Energy Technologies. Including this net benefit, PSEG's reported earnings for the first half of 2003 were $814 million or $3.60 per share.

     Attachments to this release provide a summary of quarterly and year-to-date results for 2004 and 2003 and consolidating financial statements for the same time periods for PSEG and its principal subsidiaries - PSE&G, PSEG Power and PSEG Energy Holdings.

     E. James Ferland, chairman of the board, said the quarterly results reflected a sharply lower contribution by PSEG Power, the wholesale energy business. Power's quarterly results were down $57 million or 26 cents per share of common stock, as compared to earnings in the second quarter of 2003.

     He said a major impact on quarterly results was replacement power costs totaling about $39 million or 16 cents per share, about a third of which was attributable to higher congestion in New Jersey. Congestion is generally caused by restrictions in the movement of electricity. This occurred as a result of a 30% de-rating of PSE&G's electric transformer in Branchburg, NJ, which caused higher energy prices in the vicinity. The de-rated transformer is scheduled to be replaced and returned to full service by mid-2005.

     The primary reasons for the replacement power requirements were longer-than-planned or unexpected refurbishment outages at the Salem 1 and Hope Creek nuclear stations and a delay in the return to service of the 600-megawatt Mercer coal-fired station from the installation of technology to reduce nitrogen oxide emissions.

     Ferland said PSEG Power's quarterly results were also affected by several other factors: the absence of $34 million or 14 cents per share from market transition charges (MTC) revenues collected over a four-year period ended July 31, 2003; comparatively higher O&M and other costs of about $10 million or 4 cents per share, and comparatively lower operating margins, including trading, of about $10 million or 4 cents per share.

     Partially offsetting these decreases at Power was comparatively higher income of about $19 million or 8 cents per share from its nuclear decommissioning trust fund. This increased income represents realized gains that resulted from the change in investment styles within the fund.

     Ferland said Public Service Electric and Gas Company's (PSE&G) quarterly performance was comparatively better by $41 million or 17 cents per share, primarily as a result of a $159.5 million electric distribution rate case that became effective in August 2003. This improvement at PSE&G also helped offset the decline at Power as well as a decrease of $18 million or 8 cents per share in quarterly earnings at PSEG Energy

Holdings due primarily to lower project income at PSEG Global and lower lease income at PSEG Resources.

     "Although all of our nuclear units were returned to service in early June, the outages reduced PSEG's aggregate capacity factor over the first six months of 2004 to about 85% compared to our plan of 93%. We now expect our combined annual capacity factor to be at about 86% for 2004."

     "These refurbishment outages occurred largely in April and May when we had some particularly hot weather days that drove up electric demand volumes as well as energy prices to levels some 20% higher than initially forecasted," Ferland said. "Higher energy prices generally benefit PSEG Power when its generating facilities are operating steadily, but we experienced the opposite result this spring because of the overlapping nature of the nuclear and coal outages that created the need to buy replacement power at these higher prices."

     On the positive side, Ferland noted that the steam turbine replacement accomplished during the Salem 1 outage would enable the unit to boost its output by 63 megawatts. He also said that the installation of state-of-the-art equipment to control nitrogen oxide emissions at the Mercer station has enabled its two units to remain in compliance with environmental regulations.

     Ferland said Power's higher unanticipated expenses totaled $48 million or 19 cents per share in the second quarter. He said Power, during the balance of the year, is likely to sustain additional impacts of approximately $50 to $60 million or 20 to 25 cents per share on its projected 2004 earnings for several reasons: A recent decision to extend the Hope Creek refueling outage in the fall by two weeks to perform preventive maintenance, the ongoing impact of congestion around the Branchburg transformer, and lower-than-planned trading revenues.

     "As a result of all these factors, PSEG is revising its 2004 earnings guidance from a range of $3.60 to $3.80 per share to a range of $3.15 to $3.35 per share," he said.

     "The Hope Creek work in the spring and the work planned for later this year strongly support our key objective of strengthening the reliability of our nuclear operations," he said. "This objective is critical to our long-term success and is well worth a short-term earnings impact."

     In revising the 2004 guidance, Ferland said PSEG Power now expects to earn in the range of $300 to $350 million, down from an original estimate of $400 to $450 million. He said expectations for PSE&G have improved by $20 million, reflective of an improvement in the economy and higher weather-related energy sales, to a range of $340 to $360 million. PSEG Energy Holdings' target remains unchanged at $130 to $150 million.

     "All of our businesses remain fundamentally solid," Ferland said. "In particular, PSE&G, our delivery company, is performing very well, with its contribution for 2004 expected to represent almost 45% of PSEG's total earnings."

     In looking ahead, Ferland said PSEG has initiated its annual business planning process. "While we will not provide specific 2005 guidance until this process is completed, early indications are that several 2004 factors will carry over to next year," he said. "They include higher nuclear and fossil O&M expenses, more modest revenues from our trading operations and the ongoing impacts of the Branchburg de-rating. These factors, combined with an oversupply of generation capacity and volatility in the energy markets, will continue to affect earnings."

--------------------------------------------------------------------------------
                            FORWARD-LOOKING STATEMENT

Readers are cautioned that statements contained in this press release about our and our subsidiaries' future performance, including future revenues, earnings, strategies, prospects and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance they will be achieved. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the effects of weather; the performance of generating units and transmission systems; the availability and prices for oil, gas, coal, nuclear fuel, capacity and electricity; changes in the markets for electricity and other energy-related commodities; changes in the number of participants and the risk profile of such participants in the energy marketing and trading business; the effectiveness of our risk management and internal controls systems; the effects of regulatory decisions and changes in law; changes in competition in the markets we serve; the ability to recover regulatory assets and other potential stranded costs; the outcomes of litigation and regulatory proceedings or inquiries; the timing and success of efforts to develop domestic and international power projects; conditions of the capital markets and equity markets; advances in technology; changes in accounting standards; changes in interest rates and in financial and foreign currency markets generally; the economic and political climate and growth in the areas in which we conduct our activities; and changes in corporate strategies. For further information, please refer to our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. These documents address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this release. In addition, any forward-looking statements included herein represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our estimates change, unless otherwise required by applicable securities laws.
--------------------------------------------------------------------------------

                                                                    Attachment 1

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                                   (Unaudited)

-----------------------------------------------------------------------------------------------------------------------
                                                                       For the Quarter Ended   For the Six Months Ended
                                                                              June 30,                 June 30,
                                                                       ------------------------------------------------
                                                                                 As Restated              As Restated
                                                                                   (Note 3)                 (Note 3)
                                                                         2004        2003         2004        2003
-----------------------------------------------------------------------------------------------------------------------
                         Earnings Results (in Millions)

Income from Continuing Operations
PSE&G                                                                   $   62     $   21        $  186     $  121
PSEG Power                                                                  52        109           161        286
PSEG Energy Holdings
   PSEG Global                                                               5         12            50         57
   PSEG Resources                                                           13         22            13         34
   PSEG Energy Holdings                                                     (2)        --            (4)        (2)
                                                                       ------------------------------------------------
Total PSEG Energy Holdings                                                  16         34            59         89
                                                                       ------------------------------------------------
PSEG                                                                       (11)        (8)          (16)       (16)
-----------------------------------------------------------------------------------------------------------------------
Income from Continuing Operations                                       $  119     $  156        $  390     $  480
-----------------------------------------------------------------------------------------------------------------------
Income (Loss) from Discontinued Operations, including Gain (Loss) on
   Disposal                                                                  5         (5)            5        (18)
Extraordinary Item                                                          --        (18)           --        (18)
Cumulative Effect of a Change in Accounting Principle                       --         --            --        370
-----------------------------------------------------------------------------------------------------------------------
PSEG Net Income                                                         $  124     $  133        $  395     $  814
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Fully Diluted Average Shares Outstanding (in Millions)                     238        227           238        226
-----------------------------------------------------------------------------------------------------------------------

                           Per Share Results (Diluted)

Income from Continuing Operations
PSE&G                                                                   $ 0.26     $ 0.09        $ 0.78     $ 0.53
PSEG Power                                                                0.22       0.48          0.68       1.27
PSEG Energy Holdings
   PSEG Global                                                            0.02       0.05          0.21       0.26
   PSEG Resources                                                         0.06       0.10          0.05       0.15
   PSEG Energy Holdings                                                  (0.01)        --         (0.01)     (0.01)
                                                                       ------------------------------------------------
Total PSEG Energy Holdings                                                0.07       0.15          0.25       0.40
                                                                       ------------------------------------------------
PSEG                                                                     (0.05)     (0.03)        (0.07)     (0.08)
-----------------------------------------------------------------------------------------------------------------------
Income from Continuing Operations                                       $ 0.50     $ 0.69        $ 1.64     $ 2.12
-----------------------------------------------------------------------------------------------------------------------
Income (Loss) from Discontinued Operations, including Gain (Loss) on
   Disposal                                                               0.02      (0.02)         0.02      (0.08)
Extraordinary Item                                                          --      (0.08)           --      (0.08)
Cumulative Effect of a Change in Accounting Principle                       --         --            --       1.64
-----------------------------------------------------------------------------------------------------------------------
PSEG Net Income                                                         $ 0.52     $ 0.59        $ 1.66     $ 3.60
-----------------------------------------------------------------------------------------------------------------------

Note 1:

Income from Continuing Operations include preferred stock dividends / preference units distributions relating to PSE&G of $1 million and $1 million, Global of $4 million and $4 million and Resources of $1 million and $2 million for the quarters ended June 30, 2004 and 2003, respectively. Income from Continuing Operations include preferred stock dividends / preference units distributions relating to PSE&G of $2 million and $2 million, Global of $8 million and $9 million and Resources of $2 million and $3 million for the six months ended June 30, 2004 and 2003, respectively.

Note 2:

Basic Earnings per Share from Net Income was $0.52 and $0.59 per share for the quarters ended June 30, 2004 and 2003, respectively.

Basic Earnings per Share from Net Income was $1.67 and $3.61 per share for the six months ended June 30, 2004 and 2003, respectively.

Note 3:

2003 results reflect the restatement to correct foreign currency translation impacts of Energy Holdings' equity method investment in RGE, a distribution company in Brazil, and other minor items. The total impact of the restatement for the quarter and six months ended June 30, 2003 resulted in an increase in PSEG's and Energy Holdings' net income of approximately $0.02 and $0.03 per share, respectively.

                                                                    Attachment 2

                         PUBLIC SERVICE ENTERPRISE GROUP
                      CONSOLIDATING STATEMENT OF OPERATIONS
                       For the Quarter Ended June 30, 2004
                             (Unaudited, $ Millions)

                                                                              PSEG   PSEG ENERGY
                                                 PSEG      OTHER     PSE&G   POWER     HOLDINGS
                                                ------   --------   ------   -----   -----------
                                                         (Note 3)
OPERATING REVENUES                              $2,290    $(298)    $1,418    $993      $177

OPERATING EXPENSES
   Energy Costs                                  1,254     (299)       824     681        48
   Operation and Maintenance                       537       (8)       258     237        50
   Depreciation and Amortization                   170        4        126      28        12
   Taxes Other Than Income Taxes                    28       --         28      --        --
                                                ------    -----     ------    ----      ----
      Total Operating Expenses                   1,989     (303)     1,236     946       110
                                                ------    -----     ------    ----      ----

Income from Equity Method Investments               33       --         --      --        33
                                                ------    -----     ------    ----      ----

OPERATING INCOME                                   334        5        182      47       100

Other Income                                        83        1          3      77         2
Other Deductions                                   (31)      --         --     (22)       (9)
Interest Expense                                  (214)     (28)       (91)    (28)      (67)
Preferred Securities Dividends                      (1)       5         (1)     --        (5)
                                                ------    -----     ------    ----      ----
INCOME FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES (Note 1)                    171      (17)        93      74        21

Income Taxes                                       (52)       6        (31)    (22)       (5)
                                                ------    -----     ------    ----      ----

INCOME FROM CONTINUING OPERATIONS                  119      (11)        62      52        16

Gain on Disposal of Discontinued Operations,
   net of tax                                        5       --         --      --         5
                                                ------    -----     ------    ----      ----
NET INCOME                                      $  124    $ (11)    $   62    $ 52      $ 21
                                                ======    =====     ======    ====      ====

                      For the Quarter Ended June 30, 2003
                            (Unaudited, $ Millions)

                                                                                PSEG    PSEG ENERGY
                                                  PSEG      OTHER      PSE&G    POWER     HOLDINGS
                                                --------   --------   ------   ------   -----------
                                                (Note 2)   (Note 3)                       (Note 2)
OPERATING REVENUES                               $2,401     $(347)    $1,342   $1,235      $171

OPERATING EXPENSES
   Energy Costs                                   1,400      (347)       919      787        41
   Operation and Maintenance                        488        (5)       224      228        41
   Depreciation and Amortization                     98         1         63       24        10
   Taxes Other Than Income Taxes                     28        --         28       --        --
                                                 ------     -----     ------   ------      ----
      Total Operating Expenses                    2,014      (351)     1,234    1,039        92
                                                 ------     -----     ------   ------      ----

Income from Equity Method Investments                31        --         --       --        31
                                                 ------     -----     ------   ------      ----
OPERATING INCOME                                    418         4        108      196       110

Other Income                                         30        (1)         3       25         3
Other Deductions                                     (9)        4         --      (10)       (3)
Interest Expense                                   (210)      (32)       (97)     (28)      (53)
Preferred Securities Dividends                       (1)        6         (1)      --        (6)
                                                 ------     -----     ------   ------      ----
INCOME FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES (Note 1)                     228       (19)        13      183        51

Income Taxes                                        (72)       11          8      (74)      (17)
                                                 ------     -----     ------   ------      ----

INCOME FROM CONTINUING OPERATIONS                   156        (8)        21      109        34
Loss from Discontinued Operations, net of tax        (5)       --         --       --        (5)
                                                 ------     -----     ------   ------      ----

INCOME BEFORE EXTRAORDINARY ITEM                    151        (8)        21      109        29

Extraordinary Item, net of tax                      (18)       --        (18)      --        --
                                                 ------     -----     ------   ------      ----
NET INCOME                                       $  133     $  (8)    $    3   $  109      $ 29
                                                 ======     =====     ======   ======      ====

Note 1:

Income from Continuing Operations before Income Taxes include preferred stock dividends / preference units distributions relating to PSE&G of $1 million and $1 million, Global of $4 million and $4 million and Resources of $1 million and $2 million for the quarters ended June 30, 2004 and 2003, respectively.

Note 2:

2003 results reflect the restatement to correct foreign currency impacts of Energy Holdings' equity method investment in RGE, a distribution company in Brazil, and other minor items.

Note 3:

Primarily includes financing activities at the parent and intercompany eliminations.

                                                                    Attachment 3

                         PUBLIC SERVICE ENTERPRISE GROUP
                      CONSOLIDATING STATEMENT OF OPERATIONS
                     For the Six Months Ended June 30, 2004
                             (Unaudited, $ Millions)

                                                                                PSEG    PSEG ENERGY
                                                   PSEG      OTHER     PSE&G    POWER     HOLDINGS
                                                 -------   --------   ------   ------   -----------
                                                           (Note 3)
OPERATING REVENUES                                $5,511    $(1,164)  $3,600   $2,685      $ 390

OPERATING EXPENSES
   Energy Costs                                    3,077     (1,165)   2,243    1,905         94
   Operation and Maintenance                       1,083        (19)     536      467         99
   Depreciation and Amortization                     342          9      253       55         25
   Taxes Other Than Income Taxes                      73         --       73       --         --
                                                  ------    -------   ------   ------      -----
      Total Operating Expenses                     4,575     (1,175)   3,105    2,427        218
                                                  ------    -------   ------   ------      -----

Income from Equity Method Investments                 61         --       --       --         61
                                                  ------    -------   ------   ------      -----

OPERATING INCOME                                     997         11      495      258        233

Other Income                                         118         (3)       6      112          3
Other Deductions                                     (54)        --       (1)     (42)       (11)
Interest Expense                                    (437)       (51)    (187)     (69)      (130)
Preferred Securities Dividends                        (2)        10       (2)      --        (10)
                                                  ------    -------   ------   ------      -----
INCOME FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES (Note 1)                      622        (33)     311      259         85

Income Taxes                                        (232)        17     (125)     (98)       (26)
                                                  ------    -------   ------   ------      -----

INCOME FROM CONTINUING OPERATIONS                    390        (16)     186      161         59

Income from Discontinued Operations, including
   Gain on Disposal, net of tax                        5         --       --       --          5
                                                  ------    -------   ------   ------      -----
NET INCOME                                        $  395    $   (16)  $  186   $  161      $  64
                                                  ======    =======   ======   ======      =====

                     For the Six Months Ended June 30, 2003
                             (Unaudited, $ Millions)

                                                                                  PSEG     PSEG ENERGY
                                                   PSEG       OTHER     PSE&G     POWER      HOLDINGS
                                                 --------   --------   -------   -------   -----------
                                                 (Note 2)   (Note 3)                        (Note 2)
OPERATING REVENUES                                $ 5,689    $(1,227)  $ 3,490   $ 3,065      $ 361

OPERATING EXPENSES
   Energy Costs                                     3,353     (1,227)    2,426     2,078         76
   Operation and Maintenance                        1,007         (9)      510       430         76
   Depreciation and Amortization                      197          3       129        47         18
   Taxes Other Than Income Taxes                       72         --        72        --         --
                                                  -------    -------   -------   -------      -----
      Total Operating Expenses                      4,629     (1,233)    3,137     2,555        170
                                                  -------    -------   -------   -------      -----

Income from Equity Method Investments                  51         --        --        --         51
                                                  -------    -------   -------   -------      -----

OPERATING INCOME                                    1,111          6       353       510        242

Other Income                                           89         --        13        69          7
Other Deductions                                      (52)        --        (1)      (40)       (11)
Interest Expense                                     (408)       (57)     (194)      (56)      (101)
Preferred Securities Dividends                         (2)        12        (2)       --        (12)
                                                  -------    -------   -------   -------      -----
INCOME FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES (Note 1)                       738        (39)      169       483        125

Income Taxes                                         (258)        23       (48)     (197)       (36)
                                                  -------    -------   -------   -------      -----

INCOME FROM CONTINUING OPERATIONS                     480        (16)      121       286         89
Loss from Discontinued Operations, including
   Loss on Disposal, net of tax                       (18)        --        --        --        (18)
                                                  -------    -------   -------   -------      -----

INCOME BEFORE EXTRAORDINARY ITEM AND
   CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
   PRINCIPLE                                          462        (16)      121       286         71

Extraordinary Item, net of tax                        (18)        --       (18)       --         --
Cumulative Effect of a Change in Accounting
   Principle, net of tax                              370         --        --       370         --
                                                  -------    -------   -------   -------      -----
NET INCOME                                        $   814    $   (16)  $   103   $   656      $  71
                                                  =======    =======   =======   =======      =====

Note 1:

Income from Continuing Operations before Income Taxes include preferred stock dividends / preference units distributions relating to PSE&G of $2 million and $2 million, Global of $8 million and $9 million and Resources of $2 million and $3 million for the six months ended June 30, 2004 and 2003, respectively.

Note 2:

2003 results reflect the restatement to correct foreign currency impacts of Energy Holdings' equity method investment in RGE, a distribution company in Brazil, and other minor items.

Note 3:

Primarily includes financing activities at the parent and intercompany eliminations.

                                                                    Attachment 4
                         PUBLIC SERVICE ENTERPRISE GROUP
                          CONSOLIDATING BALANCE SHEETS
                               As of June 30, 2004
                             (Unaudited, $ Millions)

                                                                                 PSEG    PSEG ENERGY
                                                   PSEG      OTHER     PSE&G     POWER     HOLDINGS
                                                 -------   --------   -------   ------   -----------
                                                           (Note 3)
CURRENT ASSETS
   Cash and Cash Equivalents                     $   253    $     3   $    21   $   17      $  212
   Accounts Receivable  (Note 1)                   1,490       (184)      768      795         111
   Other Current Assets                            1,510       (110)      488      891         241
                                                 -------    -------   -------   ------      ------
      Total Current Assets                         3,253       (291)    1,277    1,703         564
                                                 -------    -------   -------   ------      ------

NET PROPERTY, PLANT AND EQUIPMENT                 12,696        129     6,592    4,795       1,180
                                                 -------    -------   -------   ------      ------
NONCURRENT ASSETS
   Regulatory Assets                               4,625         --     4,625       --          --
   Long-Term Investments                           4,534         47       135       37       4,315
   Nuclear Decommissioning Trust Funds               983         --        --      983          --
   Other Noncurrent Assets                         1,316         (2)      350      369         599
                                                 -------    -------   -------   ------      ------
      Total Noncurrent Assets                     11,458         45     5,110    1,389       4,914
                                                 -------    -------   -------   ------      ------

TOTAL ASSETS                                     $27,407    $  (117)  $12,979   $7,887      $6,658
                                                 =======    =======   =======   ======      ======
CURRENT LIABILITIES
   Short -Term Debt                              $   954    $   361   $   364   $  191      $   38
   Accounts Payable  (Note 1)                      1,055       (287)      571      687          84
   Other Current Liabilities                       1,079        141       321      476         141
                                                 -------    -------   -------   ------      ------
      Total Current Liabilities                    3,088        215     1,256    1,354         263
                                                 -------    -------   -------   ------      ------
NONCURRENT LIABILITIES
   Deferred Income Taxes and ITC                   4,108        (24)    2,636       --       1,496
   Regulatory Liabilities                            523         --       523       --          --
   OPEB Costs                                        558          5       532       18           3
   Other Noncurrent Liabilities  (Note 2)          1,097         93       227      618         159
                                                 -------    -------   -------   ------      ------
     Total Noncurrent Liabilities                  6,286         74     3,918      636       1,658
                                                 -------    -------   -------   ------      ------
LONG-TERM DEBT - excluding amounts
   due within one year                            12,523      1,454     5,080    3,316       2,673
                                                 -------    -------   -------   ------      ------

SUBSIDIARIES' PREFERRED SECURITIES                    80       (359)       80       --         359
                                                 -------    -------   -------   ------      ------

COMMON STOCKHOLDERS' EQUITY                        5,430     (1,501)    2,645    2,581       1,705
                                                 -------    -------   -------   ------      ------
TOTAL LIABILITIES AND CAPITALIZATION             $27,407    $  (117)  $12,979   $7,887      $6,658
                                                 =======    =======   =======   ======      ======

Note 1:

Includes amounts related to transactions with affiliates.

Note 2:

Other noncurrent liabilities for PSEG Energy Holdings include minority interests.

Note 3:

Primarily includes PSEG (parent company), PSEG Services Corp. and intercompany eliminations.

                                                                    Attachment 5

                         PUBLIC SERVICE ENTERPRISE GROUP
                          CONSOLIDATING BALANCE SHEETS
                             As of December 31, 2003
                             (Unaudited, $ Millions)

                                                                            PSEG    PSEG ENERGY
                                             PSEG      OTHER      PSE&G     POWER    HOLDINGS
                                            -------   --------   -------   ------   -----------
                                                      (Note 3)
CURRENT ASSETS
   Cash and Cash Equivalents                $   452   $   181    $   140   $   27     $  104
   Accounts Receivable  (Note 1)              1,549      (393)       804      843        295
   Other Current Assets                       1,662      (276)       377      909        652
                                            -------   -------    -------   ------     ------
      Total Current Assets                    3,663      (488)     1,321    1,779      1,051
                                            -------   -------    -------   ------     ------

NET PROPERTY, PLANT AND EQUIPMENT            12,422       128      6,535    4,581      1,178
                                            -------   -------    -------   ------     ------

NONCURRENT ASSETS
   Regulatory Assets                          4,801        --      4,801       --         --
   Long-Term Investments                      4,808        51        131       43      4,583
   Nuclear Decommissioning Trust Funds          985        --         --      985         --
   Other Noncurrent Assets                    1,382        17        374      343        648
                                            -------   -------    -------   ------     ------
      Total Noncurrent Assets                11,976        68      5,306    1,371      5,231
                                            -------   -------    -------   ------     ------

TOTAL ASSETS                                $28,061   $  (292)   $13,162   $7,731     $7,460
                                            =======   =======    =======   ======     ======

CURRENT LIABILITIES
   Short -Term Debt                         $ 1,027   $   299    $   423   $   --     $  305
   Accounts Payable (Note 1)                  1,216      (358)       717      800         57
   Other Current Liabilities                  1,100        55        377      265        403
                                            -------   -------    -------   ------     ------
       Total Current Liabilities              3,343        (4)     1,517    1,065        765
                                            -------   -------    -------   ------     ------

NONCURRENT LIABILITIES
   Deferred Income Taxes and ITC              4,196        (6)     2,715       --      1,487
   Regulatory Liabilities                       536        --        536       --         --
   OPEB Costs                                   532         4        509       16          3
   Other Noncurrent Liabilities  (Note 2)       900        92        216      429        163
                                            -------   -------    -------   ------     ------
      Total Noncurrent Liabilities            6,164        90      3,976      445      1,653
                                            -------   -------    -------   ------     ------

LONG-TERM DEBT - excluding amounts
   due within one year                       12,945     1,462      5,129    3,616      2,738
                                            -------   -------    -------   ------     ------

SUBSIDIARIES' PREFERRED SECURITIES               80      (509)        80       --        509
                                            -------   -------    -------   ------     ------

COMMON STOCKHOLDERS' EQUITY                   5,529    (1,331)     2,460    2,605      1,795
                                            -------   -------    -------   ------     ------

TOTAL LIABILITIES AND CAPITALIZATION        $28,061   $  (292)   $13,162   $7,731     $7,460
                                            =======   =======    =======   ======     ======

Note 1:

Includes amounts related to transactions with affiliates.

Note 2:

Other noncurrent liabilities for PSEG Energy Holdings include minority interests.

Note 3:

Primarily includes PSEG (parent company), PSEG Services Corp. and intercompany eliminations.

                                                                    Attachment 6

                         PUBLIC SERVICE ENTERPRISE GROUP
                     CONSOLIDATING STATEMENTS OF CASH FLOWS
                     For the Six Months Ended June 30, 2004
                             (Unaudited, $ Millions)

                                                                                            PSEG     PSEG ENERGY
                                                               PSEG       OTHER    PSE&G    POWER      HOLDINGS
                                                              ------    --------   -----    -----    -----------
                                                                        (Note 1)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Note 2)                                          $   395     $ (16)    $ 186    $ 161       $  64
Adjustments to Reconcile Net Income to Net Cash Flows
   From Operating Activities:
   Depreciation and Amortization                                 342         9       253       55          25
   Amortization of Nuclear Fuel                                   41        --        --       41          --
   Non-Cash Items                                                (14)        6        45       45        (110)
   Net Change in Certain Current Assets and Liabilities           61        (9)     (254)     105         219
   Other                                                           3        --       (53)     (34)         90
                                                             -------     -----     -----    -----       -----
      Net Cash Provided by (Used In) Operating Activities        828       (10)      177      373         288
                                                             -------     -----     -----    -----       -----

CASH FLOWS FROM INVESTING ACTIVITIES
   Additions to Property, Plant, and Equipment                  (578)       (7)     (187)    (335)        (49)
   Proceeds from the Sale of Investments                         292        --        --       --         292
   Other                                                           3      (211)        1       73         140
                                                             -------     -----     -----    -----       -----
      Net Cash (Used In) Provided By Investing Activities       (283)     (218)     (186)    (262)        383
                                                             -------     -----     -----    -----       -----

CASH FLOWS FROM FINANCING ACTIVITIES
   Net Change in Short-Term Debt                                 474        61       222      191          --
   Issuance of Project-Level/Securitization Long-Term Debt       671        --       175      488           8
   Redemption of LTD and Project-Level/Securitization LTD     (1,643)       --      (507)    (800)       (336)
   Return of Capital                                              --       150        --       --        (150)
   Issuance of Common Stock/Contributed Capital                   42        42        --       --          --
   Cash Dividends Paid on Common Stock                          (260)     (185)       --       --         (75)
   Other                                                         (27)      (18)       --       --          (9)
                                                             -------     -----     -----    -----       -----
Net Cash (Used In) Provided by Financing Activities             (743)       50      (110)    (121)       (562)
                                                             -------     -----     -----    -----       -----

Effect of Exchange Rate Changes on Cash                           (1)       --        --       --          (1)
                                                             -------     -----     -----    -----       -----
Net Decrease in Cash and Cash Equivalents                       (199)     (178)     (119)     (10)        108
Cash and Cash Equivalents at Beginning of Period                 452       181       140       27         104
                                                             -------     -----     -----    -----       -----
Cash and Cash Equivalents at End of Period                   $   253     $   3     $  21    $  17       $ 212
                                                             =======     =====     =====    =====       =====

                     For the Six Months Ended June 30, 2003
                             (Unaudited, $ Millions)

                                                                                          PSEG     PSEG ENERGY
                                                             PSEG       OTHER    PSE&G    POWER      HOLDINGS
                                                             -----    --------   -----    -----    -----------
                                                                      (Note 1)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Note 2)                                          $ 814     $ (16)    $ 103    $ 656       $  71
Adjustments to Reconcile Net Income to Net Cash Flows
   From Operating Activities:
   Depreciation and Amortization                               197         3       129       47          18
   Amortization of Nuclear Fuel                                 46        --        --       46          --
   Non-Cash Items                                             (126)       18       134     (287)          9
   Net Change in Certain Current Assets and Liabilities       (226)      (10)     (261)     133         (88)
   Other                                                      (123)      (18)     (149)     (15)         59
                                                             -----     -----     -----    -----       -----
      Net Cash Provided by (Used In) Operating Activities      582       (23)      (44)     580          69
                                                             -----     -----     -----    -----       -----

CASH FLOWS FROM INVESTING ACTIVITIES
   Additions to Property, Plant, and Equipment                (661)       (4)     (215)    (330)       (112)
   Proceeds from the Sale of Investments                         2        --        --       --           2
   Other                                                       (48)       69         9      (16)       (110)
                                                             -----     -----     -----    -----       -----
      Net Cash (Used In) Provided By Investing Activities     (707)       65      (206)    (346)       (220)
                                                             -----     -----     -----    -----       -----

CASH FLOWS FROM FINANCING ACTIVITIES
   Net Change in Short-Term Debt                               421       333       278     (235)         45
   Issuance of Project-Level/Securitization Long-Term Debt     840        --       150       --         690
   Redemption of LTD and Project-Level/Securitization LTD     (934)       --      (358)      --        (576)
   Return of Capital                                            --      (170)      170       --          --
   Issuance of Common Stock/Contributed Capital                 42        42        --       --          --
   Cash Dividends Paid on Common Stock                        (244)     (244)       --       --          --
   Other                                                       (35)       (3)       (3)      --         (29)
                                                             -----     -----     -----    -----       -----
Net Cash Provided by (Used In) Financing Activities             90       (42)      237     (235)        130
                                                             -----     -----     -----    -----       -----

Effect of Exchange Rate Changes on Cash                         --        --        --       --          --
                                                             -----     -----     -----    -----       -----
Net Decrease in Cash and Cash Equivalents                      (35)       --       (13)      (1)        (21)
Cash and Cash Equivalents at Beginning of Period               150         1        35       26          88
                                                             -----     -----     -----    -----       -----
Cash and Cash Equivalents at End of Period                   $ 115     $   1     $  22    $  25       $  67
                                                             =====     =====     =====    =====       =====

Note 1:

Primarily includes activities at the parent and intercompany eliminations.

Note 2:

Net Income includes preferred stock dividends / preference units distributions relating to PSE&G of $2 million and $2 million, Global of $8 million and $9 million and Resources of $2 million and $3 million for the six months ended June 30, 2004 and 2003, respectively.

                                                                    Attachment 7

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                      Quarter-to-Quarter EPS Reconciliation
                         June 30, 2004 vs. June 30, 2003
                                   (Unaudited)

-------------------------------------------------------------------------------------------------------
PSEG 2nd Quarter 2003 Net Income (as restated)*                                                  $ 0.59
-------------------------------------------------------------------------------------------------------
      Loss from Discontinued Operations (ET and Global's investments in CPC)                       0.02
      Extraordinary Loss (relating to rate case)                                                   0.08
-------------------------------------------------------------------------------------------------------
PSEG 2nd Quarter 2003 Income from Continuing Operations (as restated)*:                          $ 0.69
-------------------------------------------------------------------------------------------------------

PSE&G                                                                                             B/(W)
                                                                                        ------
   2nd Quarter 2003                                                                     $ 0.09
                                                                                        ------
   Electric Rate Case                                                                     0.16
   Weather                                                                               (0.03)
   Electric Demand and Volume margin increase                                             0.02
   Other                                                                                  0.03
   Additional Shares Outstanding (2003 Issuance, DRIP)                                   (0.01)
                                                                                        ------
   2nd Quarter 2004                                                                     $ 0.26   $ 0.17
                                                                                        ------

PSEG Power
                                                                                        ------
   2nd Quarter 2003                                                                     $ 0.48
                                                                                        ------
   Energy Replacement Costs (includes congestion)                                        (0.16)
   Lower Operating Margins including Trading                                             (0.04)
   MTC (ended August 2003)                                                               (0.14)
   O&M and Depreciation                                                                  (0.04)
   NDT Income                                                                             0.08
   Other                                                                                  0.05
   Additional Shares Outstanding (2003 Issuance, DRIP)                                   (0.01)
                                                                                        ------
   2nd Quarter 2004                                                                     $ 0.22   $(0.26)
                                                                                        ------
PSEG Energy Holdings
                                                                                        ------
   2nd Quarter 2003 (as restated)*                                                      $ 0.15
                                                                                        ------

   Global

   Operations (foreign currency losses and lower results
      from TIE and Electroandes, partially offset by stronger
      results from LDS and RGE)                                                          (0.03)

   Resources
   Loss of Earnings due to Termination of EME-Collins Lease                    (0.02)
   Operations (losses on KKR portfolio and higher interest costs)              (0.02)    (0.04)
                                                                               -----

   Energy Holdings (Parent)                                                              (0.01)
                                                                                        ------
   2nd Quarter 2004                                                                     $ 0.07   $(0.08)
                                                                                        ------

Public Service Enterprise Group
                                                                                        ------
   2nd Quarter 2003                                                                     $(0.03)
                                                                                        ------
   Other - Taxes                                                                         (0.02)
                                                                                        ------
   2nd Quarter 2004                                                                     $(0.05)  $(0.02)
                                                                                        ------

-------------------------------------------------------------------------------------------------------
PSEG 2nd Quarter 2004 Income from Continuing Operations                                          $ 0.50
-------------------------------------------------------------------------------------------------------
      Income from Discontinued Operations (Global's gain on sale of CPC)                           0.02
-------------------------------------------------------------------------------------------------------
PSEG 2nd Quarter 2004 Net Income                                                                 $ 0.52
-------------------------------------------------------------------------------------------------------

 * See Attachment 1, Note 3 for further details regarding the 2003 restatement.

                                                                    Attachment 8

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                          YTD-to-YTD EPS Reconciliation
                         June 30, 2004 vs. June 30, 2003
                                   (Unaudited)

----------------------------------------------------------------------------------------------------
PSEG Year to Date June 30, 2003 Net Income (as restated)*                                     $ 3.60
----------------------------------------------------------------------------------------------------
      Loss from Discontinued Operations (ET and Global's investments in CPC)                    0.08
      Extraordinary Loss (relating to rate case)                                                0.08
      Cumulative Effect of a Change in Accounting Principle (adoption of
         Asset Retirement Obligation at Power)                                                 (1.64)
----------------------------------------------------------------------------------------------------
PSEG Year to Date June 30, 2003 Income from Continuing Operations
   (as restated)*:                                                                            $ 2.12
----------------------------------------------------------------------------------------------------

PSE&G                                                                                         B/(W)
                                                                                     ------
   Year to Date June 30, 2003                                                        $ 0.53
                                                                                     ------
   Electric Rate Case                                                                  0.26
   Weather                                                                            (0.04)
   Electric Demand and Volume margin increase                                          0.04
   Other                                                                               0.03
   Additional Shares Outstanding (2003 Issuance, DRIP)                                (0.04)
                                                                                     ------
   Year to Date June 30, 2004                                                        $ 0.78   $ 0.25
                                                                                     ------

PSEG Power

                                                                                     ------
   Year to Date June 30, 2003                                                        $ 1.27
                                                                                     ------
   MTC (ended August 2003)                                                            (0.26)
   Energy Replacement Costs (includes congestion)                                     (0.16)
   Lower Operating Margins including Trading                                          (0.10)
   O&M and Depreciation                                                               (0.12)
   Interest Expense                                                                   (0.04)
   NDT Income                                                                          0.08
   Other                                                                               0.04
   Additional Shares Outstanding (2003 Issuance, DRIP)                                (0.03)
                                                                                     ------
   Year to Date June 30, 2004                                                        $ 0.68   $(0.59)
                                                                                     ------

PSEG Energy Holdings

                                                                                     ------
   Year to Date June 30, 2003                                                        $ 0.40
                                                                                     ------

   Global

   Operations (foreign currency losses and lower results from TIE, GWF and Electroandes, partially offset by stronger results from LDS,
      SAESA and RGE)                                                                  (0.05)

   Resources

   Termination of EME-Collins Lease                                         (0.07)
   Operations (lower lease income)                                          (0.03)    (0.10)
                                                                            -----

   Energy Holdings (Parent)                                                              --

                                                                                     ------
   Year to Date June 30, 2004                                                        $ 0.25   $(0.15)
                                                                                     ------

Public Service Enterprise Group

                                                                                     ------
   Year to Date June 30, 2003                                                        $(0.08)
                                                                                     ------
   Interest Income                                                                     0.02
   Other                                                                              (0.01)
                                                                                     ------
   Year to Date June 30, 2004                                                        $(0.07)  $ 0.01
                                                                                     ------

----------------------------------------------------------------------------------------------------
PSEG Year to Date June 30, 2004 Income from Continuing Operations                             $ 1.64
----------------------------------------------------------------------------------------------------
      Income from Discontinued Operations (Global's gain on sale of CPC)                        0.02
----------------------------------------------------------------------------------------------------
PSEG Year to Date June 30, 2004 Net Income                                                    $ 1.66
----------------------------------------------------------------------------------------------------

 * See Attachment 1, Note 3 for further details regarding the 2003 restatement.

                                                                    Attachment 9

                               PSEG Global L.L.C.
                               Investment Results

               For the Quarter and Six Months Ended June 30, 2004
                             (Unaudited, $ Millions)

                               As of        For the Quarter Ended    For the Six Months Ended
                           June 30, 2004        June 30, 2004             June 30, 2004
                           -------------   -----------------------   ------------------------
                             Capital At               Non-Recourse              Non-Recourse
Region                        Risk (A)     EBIT (B)   Interest (C)   EBIT (B)   Interest (C)
------------------------   -------------   --------   ------------   --------   -------------
North America                  $  402        $ 9          $--         $ 64           $--
Latin America                   1,573         35            4           70            10
Asia Pacific                      191          3           --            8            --
Europe                            237          7            8           20            16
India and Oman                     94          3            4           10             8
Global G&A - Unallocated           --         (8)          --          (16)           --
                               ------        ---          ---         ----           ---
   Total                       $2,497        $49          $16         $156           $34
                               ======        ===          ===         ====           ===

               For the Quarter and Six Months Ended June 30, 2003
                             (Unaudited, $ Millions)

                                 As of         For the Quarter Ended     For the Six Months Ended
                           December 31, 2003        June 30, 2003              June 30, 2003
                           -----------------   -----------------------   ------------------------
                                Capital                   Non-Recourse              Non-Recourse
Region                        At Risk (A)      EBIT (B)   Interest (C)   EBIT (B)   Interest (C)
------------------------   -----------------   --------   ------------   --------   -------------
North America                    $  424          $21          $--         $  76         $--
Latin America                     1,575           34            5            66           8
Asia Pacific                        180            2           --             5          --
Europe                              309           --           --            10          --
India and Oman                       91            2           --             2          --
Global G&A - Unallocated             --           (7)          --           (15)         --
                                 ------          ---          ---         -----         ---
   Total                         $2,579          $52          $ 5         $ 144         $ 8
                                 ======          ===          ===         =====         ===

Reconciliation of EBIT to Income from Continuing Operations

                                        For the Quarters Ended         For the Six Months Ended
                                    -----------------------------   -----------------------------
                                    June 30, 2004   June 30, 2003   June 30, 2004   June 30, 2003
                                    -------------   -------------   -------------   -------------
Total Global EBIT                        $ 49           $ 52            $156            $144
Interest Expense                          (38)           (28)            (77)            (54)
Income Taxes                               (2)            (6)            (19)            (17)
Minority Interest                          --             (2)             (2)             (7)
Preference Units Distributions             (4)            (4)             (8)             (9)
                                         ----           ----            ----            ----
Income from Continuing Operations        $  5           $ 12            $ 50            $ 57
                                         ====           ====            ====            ====

(A) Total Capital at Risk includes Global's gross investments, net of equity adjustments, non-recourse debt at the project level and equity commitment guarantees.

(B) Includes Global's share of net earnings, including interest expense and income taxes, for investments accounted for under the equity method of accounting.

(C) Non-recourse Interest is interest expense paid on debt that is non-recourse to Global.

                                                                   Attachment 10

                          PUBLIC SERVICE ELECTRIC & GAS
                         Sales and Revenues to Customers
                                    June 2004
                             (Unaudited, $ Millions)

                                 Electric Sales

                            Three      Change vs.       Six        Change vs.      Twelve      Change vs.
Sales (millions kwh)    Months Ended      2003      Months Ended      2003      Months Ended      2003
---------------------   ------------   ----------   ------------   ----------   ------------   ----------
Residential                  3,049         11.0%        6,194          6.1%         13,158         0.5%
Commercial                   5,719          8.3%       11,381          6.8%         23,005         4.1%
Industrial                   1,650         -1.7%        3,205         -1.1%          6,586        -1.9%
Street Lighting                 73         -6.2%          176         -2.0%            362        -1.6%
Interdepartmental                5         55.5%           19        170.4%             24        80.5%
                           -------                    -------                      -------
Total                       10,496          7.3%       20,975          5.3%         43,135         2.0%

Revenue (in millions)
Residential                $   348         32.3%      $   704         27.7%        $ 1,493        17.2%
Commercial                     479         12.4%          886          4.9%          1,873         4.5%
Industrial                      89        -22.5%          160        -27.3%            352       -24.2%
Street Lighting                 14         13.6%           30         15.3%             60        14.2%
Other                           74         55.1%          142         48.5%            250        49.1%
                           -------                    -------                      -------
Total                      $ 1,004         16.3%      $ 1,922         10.6%        $ 4,028         7.4%

                            Gas Sold and Transported

                                   Three      Change vs.        Six       Change vs.      Twelve      Change vs.
Sales (millions therms)        Months Ended      2003      Months Ended      2003      Months Ended      2003
-----------------------        ------------   ----------   ------------   ----------   ------------   ----------
Residential Sales                   185         -20.9%           916         -6.0%         1,481         -5.7%
Commercial - Firm Sales              78         -19.2%           376         -5.9%           588         -7.0%
Commercial - Interr. & Cogen         11          -9.3%            23          7.8%            48         -5.2%
Industrial - Firm Sales               8         -11.4%            35         -4.9%            55         -8.4%
Industrial - Interr. & Cogen         97         -28.2%           181        -29.0%           436        -18.7%
Other                                 3         170.8%             5        126.0%             6         77.8%
                                   ----                       ------                      ------
Total                               382         -21.8%         1,536         -9.1%         2,614         -8.4%

Gas Transported                     235         -21.1%           505        -32.3%         1,101        -17.1%

Revenue (in millions)

Residential Sales                  $133         -15.8%        $  660          5.9%        $1,085         13.3%
Commercial - Firm Sales              61         -12.9%           297         -7.5%           447         -1.7%
Commercial - Interr. & Cogen          6         -18.2%            16         -0.2%            32          5.7%
Industrial - Firm Sales               6          -3.5%            28         -7.1%            42         -2.6%
Industrial - Interr. & Cogen         72         -16.9%           130        -26.9%           279         -9.2%
Other Operating Revenues             30           4.8%            57          3.2%           116          3.6%
                                   ----                       ------                      ------
Total                              $308         -13.7%        $1,188         -2.9%        $2,001          5.0%

Gas Transported                    $106         -12.7%        $  490         -7.3%        $  822         -5.0%

                           Three      Change vs.        Six       Change vs.      Twelve      Change vs.
Weather Data           Months Ended      2003      Months Ended      2003      Months Ended      2003
------------           ------------   ----------   ------------   ----------   ------------   ----------
Degree Days - Actual         408         -40.1%        3,184         -9.1%         4,839         -9.5%
Degree Days - Normal         509                       3,143                       4,867

THI Hours - Actual         4,390          70.8%        4,393         70.0%        16,624          0.8%
THI Hours - Normal         3,542                       3,570                      14,878

                                                                   Attachment 11

                         PUBLIC SERVICE ENTERPRISE GROUP
                              STATISTICAL MEASURES

                                                          Quarters Ending         Year to Date
                                                        -------------------   -------------------
                                                         June 30    June 30    June 30    June 30
                                                          2004       2003       2004       2003
                                                        --------   --------   --------   --------
Weighted Average Common Shares Outstanding (000's)
   Basic                                                 236,705    225,909    236,449    225,627
   Diluted                                               238,001    226,582    238,321    226,108

Stock Price at End of Period                            $  40.03   $  42.25

Dividends Paid per Share of Common Stock                $   0.55   $   0.54   $   1.10   $   1.08

Dividend Payout Ratio*                                      67.9%      50.7%

Dividend Yield                                               5.5%       5.1%

Price/Earnings Ratio*                                       12.4        9.9

Rate of Return on Average Common Equity*                    15.2%      21.3%

Ratio of Earnings to Fixed Charges                          1.55       1.82       2.10       2.40

Book Value per Common Share                             $  22.89   $  20.79

Market Price as a Percent of Book Value                      175%       203%

Total Shareholder Return - QTR Ending                      -13.7%      16.6%
Total Shareholder Return - YTD                                                    -6.3%      35.4%
Total Shareholder Return - 12 Months Ending                  0.0%       3.9%

---------------------------------------------------------------------------------------

                                  Quarters Ending June 30,   Six Months Ending June 30,
                                  ------------------------   --------------------------
Generation by Fuel Type                  2004   2003                2004   2003
-----------------------                  ----   ----                ----   ----
Nuclear - NJ                              31%    40%                 34%    39%
Nuclear - PA                              23%    22%                 21%    21%
                                         ---    ---                 ---    ---
   Total Nuclear                          54%    62%                 55%    60%

Fossil - Coal - NJ                        10%     7%                 10%    11%
Fossil - Coal - PA                        13%    13%                 13%    12%
Fossil - Coal - CT                         6%     7%                  6%     6%
                                         ---    ---                 ---    ---
   Total Coal                             29%    27%                 29%    29%

Fossil - Oil & Natural Gas - NJ           15%     9%                 12%     8%
Fossil - Oil & Natural Gas - NY            0%     1%                  1%     0%
Fossil - Oil & Natural Gas - CT            1%     0%                  2%     2%
                                         ---    ---                 ---    ---
   Total Oil & Natural Gas                16%    10%                 15%    10%

Fossil - Pumped Storage                    1%     1%                  1%     1%
                                         ---    ---                 ---    ---
                                         100%   100%                100%   100%

---------------------------------------------------------------------------------------

*Calculation based on earnings from continuing operations for 12-month period ending